UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 21, 2013

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

FirstEnergy Corp. (the “Company”) held its Annual Meeting of Shareholders on May 21, 2013 in Morgantown, West Virginia. Reference is made to FirstEnergy's 2013 Proxy Statement filed with the Securities and Exchange Commission on April 1, 2013, for more information regarding the items set forth below and the vote required for approval of these matters. The matters voted upon and the final results of the vote were as follows:

Item 1 - The following persons (comprising all members of the Board of Directors) were elected to the Company's Board of Directors for a term expiring at the Annual Meeting of Shareholders in 2014 and until their successors shall have been elected:

	Number of Votes
	For	Withheld	Broker Non-Votes

Paul T. Addison	308,821,081	10,063,085	49,067,957
Anthony J. Alexander	305,231,437	13,652,729	49,067,957
Michael J. Anderson	308,843,589	10,040,577	49,067,957
Dr. Carol A. Cartwright	307,088,102	11,796,064	49,067,957
William T. Cottle	308,774,844	10,109,322	49,067,957
Robert B. Heisler, Jr.	197,127,222	121,756,944	49,067,957
Julia L. Johnson	306,932,416	11,951,750	49,067,957
Ted J. Kleisner	197,051,242	121,832,924	49,067,957
Donald T. Misheff	308,945,052	9,939,114	49,067,957
Ernest J. Novak, Jr.	308,955,376	9,928,790	49,067,957
Christopher D. Pappas	197,375,687	121,508,479	49,067,957
Catherine A. Rein	193,949,972	124,934,194	49,067,957
George M. Smart	307,648,905	11,235,261	49,067,957
Wes M. Taylor	197,135,832	121,748,334	49,067,957

Item 2 - Ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent registered public accounting firm, for the 2013 fiscal year.  There were no broker non-votes for this item. Item 2 was approved and received the following vote:

Number of Votes
For	Against	Abstentions
361,099,931	4,477,999	2,375,620

Item 3 - Advisory vote to approve named executive officer compensation. Item 3 was approved and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
187,424,837	126,199,024	5,260,948	49,067,957

Item 4 - A management proposal to amend the Company's Amended Articles of Incorporation and Amended Code of Regulations to change certain voting requirements to allow for a majority voting power threshold. Item 4 was not approved and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
306,734,417	8,405,649	3,745,527	49,067,957

Item 5 - A shareholder proposal requesting that the Board of Directors adopt a policy to end the practice of benchmarking the CEO's total compensation.  The proposal was not approved and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
29,568,931	284,379,823	4,936,808	49,067,957

Item 6 - A shareholder proposal requesting that the Board of Directors seek shareholder approval for any future extraordinary retirement benefits for senior executives.  The proposal was not approved and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
102,825,191	211,408,338	4,651,266	49,067,957

Item 7 - A shareholder proposal requesting that the Compensation Committee of the Board of Directors adopt a policy requiring senior executives to retain a significant percentage of shares acquired through equity compensation programs until reaching normal retirement age or terminating employment with the Company.  The proposal was not approved and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
66,832,836	246,800,713	5,251,432	49,067,957

Item 8 - A shareholder proposal requesting the Board of Directors initiate the appropriate process to amend the Company's Articles of Incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders. The proposal was not approved and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
119,761,848	194,317,360	4,805,767	49,067,957

Item 9 - A shareholder proposal requesting the Board of Directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The proposal was not approved and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
117,246,266	196,172,288	5,466,239	49,067,957

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 23, 2013

FIRSTENERGY CORP.
Registrant

By:	/s/ K. Jon Taylor
K. Jon Taylor Vice President, Controller and Chief Accounting Officer

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